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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The SABRE Group Holdings, Inc. 1996 Long-Term Incentive Plan of our reports dated January 15, 1996 (except as to Note 1, for which the date is July 22, 1996) with respect to the consolidated financial statements and schedule of The SABRE Group Holdings, Inc. included in its Registration Statement on Form S-1 (Registration No. 333-09747) filed with the Securities and Exchange Commission.




Dallas, Texas
October 10, 1996